Exhibit 10.4

NEW YORK LIFE INSURANCE COMPANY
51 MADISON AVENUE
NEW YORK, NEW YORK 10010

July 20, 2023

KR One Paseo Residential, LLC
KR One Paseo Retail, LLC
KR One Paseo Office, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Blvd., Suite 200
Los Angeles, California 90064
Attention: Taylor Friend and Lauren Stadler

Re:    Loan No. 374-1311 ("Loan") from New York Life Insurance Company ("Lender") to KR One Paseo Residential, LLC, KR One Paseo Retail, LLC and KR One Paseo Office, LLC, each a Delaware limited liability company (collectively, "Borrower"), evidenced by that certain Promissory Note dated of even date herewith from Borrower in favor of Lender (as the same may be amended, modified, split or restated, the "Note") and secured by, among other documents and collateral, the Mortgage (as defined below)

Ladies and Gentlemen:

In connection with the Loan and in accordance with your request, this is to advise you that:

1.0    Definitions. All capitalized terms used in this letter agreement and not defined shall have the respective meanings ascribed to them in the Mortgage. As used herein, the following terms shall have the following definitions:
"Acceptable Delaware LLC" means a limited liability company formed under Delaware law which (a) has at least one springing member, which, upon the dissolution of all of the members of the limited liability company or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (b) has a duly appointed independent director and (c) otherwise meets Lender's criteria applicable to such entities. The proposed transferee must provide customary Delaware opinions with respect to any Acceptable Delaware LLC relating to its status and rights as a single member Delaware limited liability company, in form and substance and from Delaware counsel reasonably acceptable to Lender.

"Actual DCR" means, for any period, a fraction, the numerator of which shall equal the actual net operating income of the Secured Property for such period, and the denominator of which shall equal the aggregate of the interest for such period with respect to the indebtedness due pursuant to the Loan Instruments. Such calculation shall be as reasonably determined by Lender.
"Allocated Loan Amounts" means the allocation of the Loan to the Office Parcel and the Retail Parcel as set forth on Exhibit B attached hereto.

"AML" is defined in Section 4.1(g).
"Closing Date" means the date of this letter agreement.
"Controlled Affiliates" means an entity that controls, is controlled by or is under common control with another entity.
"Guarantor Loan Instruments" is defined in Section 5.0(c).
"Kilroy Merger" is defined in Section 6.0.
"Make-Whole Amount" has the meaning ascribed to said term in the Note.
"Mortgage" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith from Borrower, as grantor, to Chicago Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary, as may be, from time to time, amended, modified, or restated.
"New Guarantor" is defined in Section 4.1(j).
"Non-Recourse Guaranty" means that certain Guaranty of even date herewith from Guarantor for the benefit of Lender, as the same may be amended or modified from time to time.
"NYL Loan" is defined in Section 4.1(i)(i).
"Office Parcel" means the portion of the Secured Property currently being utilized as an office building and legally described on Exhibit A-1 attached hereto.
"Permissible Undisclosed Indirect Owners of the Proposed Transferee" means any indirect owner of the proposed transferee that either (1) is a shareholder of an Upstream Owner that is a publicly traded entity on a nationally recognized U.S. stock exchange or (2) (i) does not directly or indirectly control the proposed transferee and (ii) neither individually, nor together with its Controlled Affiliates, owns (A) in the case of a U.S. citizen or entity, a twenty-five percent (25%) or greater direct or indirect ownership interest in the proposed transferee and (B) in the case of a non-U.S. citizen or entity, a ten percent (10%) or greater direct or indirect ownership interest in the proposed transferee.
"Permitted Corporate Rentals" shall mean Leases to one or more lessees of residential units not exceeding, in the aggregate, five percent (5%) or more of the total number residential units in the Improvements for purposes of corporate housing (or such greater amount as may be reasonably approved by Lender in writing).
"Post Kilroy Merger Organizational Chart" is defined in Section 6.0(d).
"Post Transfer Organizational Chart" is defined in Section 5.0(f).
"Projected DY" means for any period, a fraction, expressed as a percentage, the numerator of which shall equal the projected net operating income of the Secured Property, and the denominator of which shall equal the then remaining outstanding principal balance of the Loan. Such calculation shall be as reasonably determined by Lender.
"Proposed Transferee Organizational Chart" is defined in Section 4.1(h)(vi).
"Remaining Parcel" means the portion(s) of the Secured Property that would remain after the Release of the Release Parcel.
"Required Documentation" is defined in Section 4.2.
"Release" is defined in Section 7.0.
"Release Parcel" is defined in Section 7.0.
"Reserve Agreement" means that certain Reserve Deposit Agreement dated of even date herewith between Borrower and Lender, as may be amended from time to time.
"Retail Parcel" means the portion of the Secured Property currently being utilized for retail purposes and legally described on Exhibit A-2 attached hereto.
"SPE Principal" means the special purpose entity that is the general partner of the transferee Borrower, if transferee Borrower is a limited partnership, or the managing member of transferee Borrower, if transferee Borrower is a limited liability company (other than an Acceptable Delaware LLC, for which no SPE Principal shall be required). In all cases, SPE Principal must be either an Acceptable Delaware LLC or a corporation, that is a special purpose entity satisfying the requirements of the Mortgage.
"Special Delaware Opinions" means customary Delaware opinions relating to single purpose/bankruptcy matters, satisfactory to Lender, with respect to each Acceptable Delaware LLC (relating to, among other things, Borrower's continued existence and authority to file a bankruptcy petition).

"Upstream Owner" means any person or entity having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower's members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner).
2.0    Monthly Escrows for Taxes and Insurance Premiums. Lender agrees to waive the obligations and requirements imposed upon Borrower by Section 1.04 (Escrow Payments) of the Mortgage for the payment to Lender each month of tax and insurance deposits on the condition that:
(a)no Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure (or otherwise waived in Lender's sole discretion),
(b)Borrower pays all Impositions before they become delinquent,
(c)Borrower pays all insurance premiums at least ten (10) days before the expiration date or lapse of any policy or policies required under the Mortgage,
(d)Borrower promptly submits to Lender's Real Estate Department receipts evidencing the payment of such Impositions prior to delinquency and receipts evidencing the timely payment of such insurance premiums, and
(e)the Actual DCR for the preceding 12-month period is at least 1.25x.
This Section 2.0 shall continue in effect and constitute a consent and waiver only so long as (a) the conditions set forth in this Section 2.0 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing consent and waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 2.0 shall be null and void.
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3.0    Reserves for Capital Improvements and Maintenance. Lender agrees to waive Borrower's obligations under Section 4(a) of the Reserve Agreement to make monthly reserve deposits for capital improvements and maintenance and the annual administrative fee in connection therewith on the condition that:
(a)no Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure (or otherwise waived in Lender's sole discretion),

(b)Borrower maintains the Secured Property in good condition and repair, as reasonably determined by Lender (for the avoidance of doubt, to Lender's knowledge, the Secured Property is in good condition and repair as of the Closing Date), and
(c)the Actual DCR for the preceding 12 month period is at least 1.25x.
This Section 3.0 shall continue in effect and constitute a consent and waiver only so long as (a) the conditions set forth in this Section 3.0 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing consent and waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 3.0 shall be null and void.
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4.0    One Time Right of Transfer.
4.1    Transfer Conditions. Notwithstanding the provisions of Section 1.11 of the Mortgage, Lender agrees to allow Borrower to transfer or sell the entire Secured Property one time, and one time only, provided that Lender receives at least thirty (30) days prior written notice of the proposed sale or transfer together with the Required Documentation (as hereinafter defined) and that at the time of the sale or transfer:
(a)no Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure (or otherwise waived in Lender's sole discretion), and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;
(b)Lender is paid a fee equal to one percent (1%) of the then outstanding principal balance of the Loan;
(c)the proposed transferee and/or its principal(s) has (i) experience, acceptable to Lender, in Lender's reasonable discretion, in owning and operating properties similar to the Secured Property and of similar size, scale and asset classes as the Secured Property and (ii) creditworthiness and financial capacity acceptable to Lender in Lender’s reasonable discretion;
(d)taking into account any permitted prepayment hereunder that will be made in connection with the proposed transfer, the loan to value ratio for the Loan, as reasonably determined by Lender, is not greater than 55% from the Closing Date through (and including) September 9, 2028 and 53% thereafter, and the Projected DY is not less than 10% from the Closing Date through (and including) September 9, 2028 and 10.5% thereafter;

(e)the proposed transferee and, unless the proposed transferee is an Acceptable Delaware LLC, its general partner(s) or managing member(s), each is a newly formed, bankruptcy remote, single purpose entity, the sole real property and material asset of which is or will be the Secured Property (or in the case of a general partner or managing member, its interest in the proposed transferee) and which satisfies Lender's requirements for an single purpose, bankruptcy remote entity, including, without limitation, Lender's requirements with respect to an independent director or manager, as applicable; unless the proposed transferee is an Acceptable Delaware LLC, the proposed transferee must have a general partner or managing member which is a corporation or an Acceptable Delaware LLC; if the proposed transferee is an Acceptable Delaware LLC, it must provide the Special Delaware Opinions, in form and substance and from Delaware counsel reasonably acceptable to Lender;
(f)the proposed transferee provides Lender with a non-consolidation opinion in form and substance and from counsel reasonably acceptable to Lender;
(g)the proposed transferee assumes all obligations of Borrower under the Loan Instruments (except side letters or other agreements, if any, which are personal to and intended to benefit only the original Borrower), pursuant to an assumption agreement in form and content reasonably acceptable to Lender, which includes representations and warranties substantially equivalent to those set forth in the Loan Instruments (exclusive of any modifications thereto set forth in this or other side letters, if any, which are "personal" to the original Borrower) relating to compliance with anti-money laundering laws and regulations (collectively, "AML"), including without limitation, the USA Patriot Act of 2001, OFAC or other statutes or regulations covered by Section 2.08 of the Mortgage and any similar regulations or statutes and the Employee Retirement Income Security Act of 1974, as same may have been amended, and with respect to being a single purpose entity, bankruptcy remote borrower;
(h)the proposed transferee executes and/or delivers all documents evidencing or relating to the assumption reasonably required by Lender, including, but not limited to:
(i)an environmental indemnity agreement in Lender's then current form,
(ii)evidence of proper corporate (or other appropriate) authority and legal opinions substantially similar to the legal opinions delivered to Lender on the Closing Date,
(iii)an endorsement to Lender's title policy updating the effective date to the date of the transfer with no additional title exceptions (or, if there are any additional title exceptions, such additional title exceptions are approved by Lender in its sole discretion or have otherwise been approved in accordance with the Loan Instruments), reflecting the proposed transferee as the title holder, and otherwise in form and substance acceptable to Lender,
(iv)new and/or amended financing statements (which shall be filed in the appropriate offices);
(v)the proposed transferee's certification of its legal name, type of organization, federal tax identification number, place of business, or if the proposed transferee has more than one place of business, its chief executive office, its mailing address and its organizational identification number or certification that it does not have an organizational identification number; and
(vi)a chart (the "Proposed Transferee Organizational Chart") which accurately and completely, represents each and every direct and indirect owner of the proposed transferee, including the percentage ownership interest and jurisdiction of formation of each direct and indirect owner, except the proposed transferee is permitted not to disclose the Permissible Undisclosed Indirect Owners of the Proposed Transferee on the Proposed Transferee Organizational Chart;
(i)neither the proposed transferee, nor any Controlled Affiliate of such proposed transferee:
(i)has held a controlling interest or an ownership interest of 25% or more in real property that was collateral for any loan made by Lender and/or any of its affiliates (each a "NYL Loan") or any other loan that was sold at a foreclosure or similar sale or transferred by deed in lieu thereof or as to which a foreclosure or similar sale proceeding was or is pending,
(ii)has been in default, beyond the applicable cure period, if any, under a NYL Loan as a result of which the NYL Loan has been accelerated,
(iii)in connection with a default under a NYL Loan, has entered into a modification, forbearance or similar agreement,
(iv)is presently or at any time has been, the subject of any bankruptcy, reorganization, insolvency, debtor-creditor or other similar proceeding, or made an assignment for the benefit of creditors, and/or

(v)is a current or past litigant, opposing Lender, in any lawsuit brought against or by Lender;
(j)one or more persons or entities (collectively, the "New Guarantor") acceptable to Lender (which, upon a transfer pursuant to this Section shall be deemed a Guarantor) and who has a minimum net worth and liquidity, excluding its indirect interest, if any, in the Secured Property, of $700 million (net worth) and $35 million (liquidity), respectively executes and delivers to Lender Lender's then current form of guaranty of the non-recourse exceptions and environmental indemnity agreement and all other Loan Instruments, if any, to which Guarantor is a party; and
(k)all out-of-pocket costs and expenses actually incurred by Lender (including legal fees) in connection with the transaction are paid by Borrower. Upon completion of the sale or transfer, Borrower shall provide to Lender all of the documents associated with the sale or transfer as may be reasonably requested by Lender. At Lender's sole option, the Loan shall become immediately due and payable upon any other or further sale or transfer.
4.2    Required Documentation. Borrower shall provide to Lender, at least thirty (30) days prior to the proposed sale or transfer, all information reasonably requested by Lender in connection with such sale or transfer (the "Required Documentation"), which may include, without limitation, (a) a copy of the fully executed purchase and sale agreement, including all amendments thereto; (b) the Proposed Transferee Organizational Chart; (c) copies of the organizational documents of the proposed transferee, its constituent entities and its principals as depicted on the Proposed Transferee Organizational Chart; (d) a current financial statement for the proposed transferee, the New Guarantor and such other parties on the Proposed Transferee Organizational Chart as Lender may reasonably request, in sufficient detail to permit a determination of net worth and liquidity for the proposed transferee and any proposed New Guarantor; and (e) two (2) bank references for the proposed transferee (or its principals as depicted on the Proposed Transferee Organizational Chart) and any proposed New Guarantor. The Required Documentation shall also include a $50,000 non-refundable processing fee. If the transfer is approved and subsequently completed, this fee will be applied toward the one percent (1%) fee required above.
For the avoidance of doubt, Borrower shall have the right to transfer or sell the Secured Property pursuant to this Section 4 on and subject to the foregoing conditions in this Section 4 notwithstanding the prior Release of the Office Parcel and/or the Retail Parcel as provided in Section 7 below.
This Section 4 shall continue in effect and constitute a consent and waiver only so long as (a) the conditions set forth in this Section 4 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing consent and waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such

Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 4 shall be null and void.
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5.0    Permitted Transfers of Ownership Interests. Notwithstanding the provisions of Section 1.11 of the Mortgage, Lender agrees to allow Borrower to transfer non-controlling interests in Borrower and in Borrower's Upstream Owners without prior written notice to Lender except as provided below provided that:
(a)at the time of such transfer:
(i)no Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure (or otherwise waived in Lender's sole discretion), and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and
(ii)neither the proposed transferee, nor any Controlled Affiliates of such proposed transferee (A) has held an ownership interest in real property that was collateral for any NYL Loan or any other loan that was sold at a foreclosure or similar sale or transferred by deed in lieu thereof or as to which a foreclosure or similar sale proceeding was or is pending, (B) has been in default, beyond the applicable cure period, if any, under a NYL Loan as a result of which the NYL Loan has been accelerated, (C) in connection with a default under a NYL Loan, has entered into a modification, forbearance or similar agreement, (D) is presently or at any time has been, the subject of any bankruptcy, reorganization, insolvency, debtor-creditor or other similar proceeding, or made an assignment for the benefit of creditors, and/or (E) is a current or past litigant, opposing Lender, in any lawsuit brought against or by Lender.
(b)immediately following the contemplated transfer Kilroy Realty, L.P. and Kilroy Realty Corporation (i) retains at least a fifty-one percent (51%), direct or indirect, ownership interest in Borrower and (ii) controls, directly or indirectly, the management and operation of the Secured Property and Borrower and is required by the Loan Instruments to maintain such control;
(c)the obligations of Guarantor under the Environmental Indemnity, the Non-Recourse Guaranty and the other Loan Instruments, if any, to which Guarantor is a party (collectively, the "Guarantor Loan Instruments") shall not be modified or impaired by the transfer and Guarantor hereby agrees by its execution of this letter agreement that any future transfer of direct or indirect ownership interests in Borrower shall be deemed to be a reaffirmation by Guarantor of Guarantor's obligations under the Guarantor Loan Instruments and Guarantor's agreement that its obligations under the Guarantor Loan Instruments shall not be modified or impaired by the transfer;
(d)Borrower and Guarantor hereby agree by their execution of this letter agreement that any future transfer pursuant to this Section shall be deemed a representation and warranty by Borrower and Guarantor that such transfer does not cause a violation of any of the provisions of the Loan Instruments, including without limitation those relating to compliance with OFAC, AML and any similar regulations or statutes and the Employee Retirement Income Security Act of 1974, as same may have been amended;
(e)Borrower shall provide Lender with not less than five (5) Business Days prior written notice of any transfer under this Section after which (i) with respect to a U.S. citizen or entity, that either alone or together with his/her/its Controlled Affiliates did not, directly or indirectly, own a twenty-five percent (25%) or greater interest in Borrower prior to the transfer, either alone, or together with his/her/its Controlled Affiliates, will own a twenty-five percent (25%) or greater interest in Borrower after the transfer and/or (ii) with respect to a non-U.S. citizen or entity, that either alone or together with his/her/its Controlled Affiliates did not, directly or indirectly, own a ten percent (10%) or greater interest in Borrower prior to the transfer, either alone, or together with his/her/its Controlled Affiliates, will own a ten percent (10%) or greater interest in Borrower after the transfer and/or (iii) with respect to a person or entity that did not, directly or indirectly have control rights with respect to Borrower prior to the transfer, will have such control rights after the transfer, and, in such prior notice, disclose to Lender the name, ownership and the place of organization or location of citizenship (as the case may be) of any such direct or indirect owner of Borrower;
(f)not less than ten (10) Business Days following any transfer pursuant to this Section, Borrower provides to Lender an organizational chart, certified by Borrower, depicting the direct and indirect ownership interests of Borrower after the proposed transfer, in form and substance reasonably acceptable to Lender and which satisfies Lender's OFAC requirements (the "Post Transfer Organizational Chart"), except that, for the avoidance of doubt, Borrower is permitted not to disclose the Permissible Undisclosed Indirect Owners of Borrower on the Post Transfer Organizational Chart, and thereafter Borrower shall provide to Lender any other supporting documentation as Lender may reasonably require; and

(g)the proposed transfer does not have any adverse effect on the bankruptcy remoteness of Borrower and/or any SPE Principal.
This Section 5.0 shall continue in effect and constitute a consent and waiver only so long as (a) the conditions set forth in this Section 5.0 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing consent and waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 5.0 shall be null and void.
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6.0    Permitted Transfer in Connection with Merger or Consolidation. Notwithstanding the provisions of Section 1.11 of the Mortgage, Lender agrees to allow a merger or consolidation of Kilroy Realty, L.P. or Kilroy Realty Corporation with another entity (the "Kilroy Merger") provided that:
(a)the obligations of Guarantor under Guarantor Loan Instruments shall not be modified or impaired by the Kilroy Merger and Guarantor hereby agrees by its execution of this letter agreement that any future Kilroy Merger shall be deemed to be a reaffirmation by Guarantor of Guarantor's obligations under the Guarantor Loan Instruments and Guarantor's agreement that its obligations under the Guarantor Loan Instruments shall not be modified or impaired by the Kilroy Merger;
(b)Borrower and Guarantor hereby agree by their execution of this letter agreement that any future Kilroy Merger pursuant to this Section shall be deemed a representation and warranty by Borrower and Guarantor that the Kilroy Merger does not cause a violation of any of the provisions of the Loan Instruments, including without limitation those relating to compliance with OFAC, AML and any similar regulations or statutes and the Employee Retirement Income Security Act of 1974, as same may have been amended;
(c)Borrower shall provide Lender with not less than five (5) Business Days prior written notice of the Kilroy Merger after which (i) with respect to a U.S. citizen or entity, that either alone or together with his/her/its Controlled Affiliates did not, directly or indirectly, own a twenty-five percent (25%) or greater interest in Borrower prior to the Kilroy Merger, either alone, or together with his/her/its Controlled Affiliates, will own a twenty-five percent (25%) or greater interest in Borrower after the Kilroy Merger and/or (ii) with respect to a non-U.S. citizen or entity, that either alone or together with his/her/its Controlled Affiliates did not, directly or indirectly, own a ten percent (10%) or greater interest in Borrower prior to the Kilroy Merger, either alone, or together with his/her/its Controlled

Affiliates, will own a ten percent (10%) or greater interest in Borrower after the Kilroy Merger and/or (iii) with respect to a person or entity that did not, directly or indirectly have control rights with respect to Borrower prior to the Kilroy Merger, will have such control rights after the Kilroy Merger, and, in such prior notice, disclose to Lender the name, ownership and the place of organization or location of citizenship (as the case may be) of any such direct or indirect owner of Borrower;
(d)Not less than ten (10) Business Days following the Kilroy Merger, Borrower provides to Lender an organizational chart, certified by Borrower, depicting the direct and indirect ownership interests of Borrower after the Kilroy Merger, in form and substance reasonably acceptable to Lender and which satisfies Lender's OFAC requirements (the "Post Kilroy Merger Organizational Chart"), except that, for the avoidance of doubt, Borrower is permitted not to disclose the Permissible Undisclosed Indirect Owners of Borrower on the Post Kilroy Merger Organizational Chart, and thereafter Borrower shall provide to Lender any other supporting documentation as Lender may reasonably require; and
(e)the proposed Kilroy Merger does not have any adverse effect on the bankruptcy remoteness of Borrower and/or any SPE Principal.
This Section 6.0 shall continue in effect and constitute a waiver only so long as (a) the conditions set forth in this Section 6.0 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 6.0 shall be null and void.
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7.0    Partial Releases. Notwithstanding the provisions of Section 1.11 of the Mortgage or otherwise, beginning on the Closing Date, but not during the last six (6) months of the Loan term, Lender agrees to release (each a "Release") the Office Parcel and/or the Retail Parcel (hereinafter each referred to as "Release Parcel") from the lien of the Loan Instruments upon the satisfaction of all of the conditions listed below.
(a)No Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure (or otherwise waived in Lender's sole discretion) and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under any Loan Instrument;

(b)Borrower has given at least sixty (60) days prior written notice to Lender of its desire to have the Release Parcel released;
(c)Borrower shall remit to Lender, together with the written notice required by the previous clause (b), (i) a non-refundable administrative fee, for Lender's efforts in reviewing the documentation for the Release in the amount of $50,000, (ii) Borrower's authorization to Lender (on a Lender provided form) to obtain with respect to the Remaining Parcel, a current appraisal from a M.A.I. appraiser selected by Lender and (iii) $15,000 as payment on account of the estimated cost of such appraisal, provided, however, that if this estimated payment is insufficient to the cost of the appraisal, then, at Lender's request, Borrower will promptly deposit the balance with Lender;
(d)At the time of the Release, Borrower shall pay Lender, as a prepayment of the outstanding principal balance of the Loan, an amount equal to one hundred and seven percent (107%) of the Allocated Loan Amount associated with the Release Parcel plus the applicable Make-Whole Amount;
(e)The Release Parcel and the Remaining Parcel are both legally subdivided and separate from each other, in accordance with all applicable subdivision, zoning, building and other laws and ordinances and all appeal periods applicable thereto shall have expired without the filing of an appeal;
(f)The Release Parcel shall be a separate lot for real estate tax assessment purposes and shall not be so assessed together with the Remaining Parcel, which Remaining Parcel shall consist of one or more separate lots for real estate tax assessment purposes;
(g)Following the release of the Release Parcel, the Remaining Parcel (i) shall comply with all applicable subdivision, zoning, land use control and other laws and ordinances, and all restrictions, covenants, easements and documents of record, and (ii) shall not violate or cause a breach of any lease, agreement, easement, covenant, restriction, setback line or any other document of record relating to the Secured Property or by which Borrower is bound;
(h)All consents and approvals necessary for the Release (if any), including without limitation any necessary government permits and any necessary approvals of tenants of the Secured Property, shall have been obtained in form and substance reasonably satisfactory to Lender;
(i)Borrower shall have provided Lender with evidence, reasonably acceptable to Lender, that the Release will not trigger a termination right or cause a default under any lease covering the Secured Property or any part thereof, including, without limitation, a default with respect to parking requirements, and that the Release shall not impair the right of any tenant of the Secured Property or cause any tenant to have any right to modify or terminate its lease or to have any rights against its landlord arising from, or connected to, the Release;
(j)The Remaining Parcel shall be self sufficient in all respects, including, without limitation, with respect to utility services, and shall not depend in any manner on the Release Parcel, other than as provided in reciprocal easement agreements reasonably approved by Lender;
(k)all construction, operating, reciprocal easement agreements and similar agreements with the transferee of the Release Parcel, and other agreements relating to the Release Parcel and any construction and operations thereon shall be reasonably acceptable to Lender in form and content;
(l)After the Release and the required principal prepayment in connection with the Release, the Loan to value ratio of the Remaining Property (as determined by an M.A.I. appraisal acceptable to Lender) shall be equal to or less than the lower of (i) the Loan to value ratio at the time of Release (assuming the Release has not occurred) or (ii) 52% (Borrower shall have the right to partially prepay the Loan (together with any applicable Make Whole Amount) to meet this test (but shall not have the right to prepay any more than the amount necessary to meet this test));
(m)After the Release and the required principal prepayment in connection with the Release, the Project DY for the Remaining Property (as reasonably determined by Lender) shall be equal to or greater than the higher of (i) the Projected DY at the time of Release (assuming the Release has not occurred) or (ii) 10.1% (Borrower shall have the right to partially prepay the Loan (together with any applicable Make Whole Amount) to meet this test (but shall not have the right to prepay any more than the amount necessary to meet this test));
(n)Borrower shall have provided to Lender, in form and substance reasonably satisfactory to Lender (a) an endorsement to Lender's title insurance policy dating down the coverage and all of the endorsements to the date of the Release and reflecting no additional exception (other than any exceptions approved by Lender, in writing, or which have otherwise been approved in accordance with the Loan Instruments) and no impairments of coverage and insuring that the lien, and the priority of the lien, of the Mortgage has not been affected by the Release, other than the exclusion of the Release Parcel from the Secured Property; (b) an opinion of Borrower's counsel to the effect that the Mortgage remains enforceable following the Release; (c) an as-built survey of the Remaining Parcel; and (d) such other documentation as Lender may reasonably request;

(o)Borrower shall provide written confirmation from each Guarantor that the Release does not release such guarantor from its obligations and liabilities as guarantor under the Non-Recourse Guaranty and from its obligations under the Environmental Indemnity;
(p)Pursuant to Section 5.1 of that certain One Paseo Declaration of Restrictions (CC&Rs) recorded on February 5, 2019 with the San Diego County Recorder as Document No. 2019-0041167 (the "One Paseo REA"), Borrower shall have caused the One Paseo Owners Association to (i) be incorporated as a nonprofit mutual benefit corporation under the laws of the State of California and (ii) commence operations and performance of the obligations under the One Paseo REA;
(q)That certain Parking Services Agreement dated as of February 22, 2021 between Borrower and Ace Parking III, LLC shall be amended as necessary in connection with such Release;
(r)With respect to a release of the Retail Parcel, Borrower shall (i) cause to be recorded an amendment to (or an amendment and restatement of) that certain Shared Parking Agreement dated July 24, 2017 and recorded on August 23, 2017 with the San Diego County Recorder as Document No. 2017-0383723 (the "Shared Parking Agreement") that updates all legal description references in the Shared Parking Agreement to refer to the current parcel map (provided that the Shared Parking Agreement may be updated by another method as provided by the City of San Diego and reasonably approved by Lender) and (ii) cause to be issued an endorsement to Lender's title insurance policy adding the Shared Parking Agreement as an appurtenant easement in the legal description;
(s)The documentation relating to the Release shall be reasonably satisfactory to Lender; and
(t)In addition to the non-refundable administrative fee specified above, Borrower shall pay all out-of-pocket fees and expenses actually incurred by Lender in connection with the Release and the foregoing conditions precedent, including without limitation, survey costs, title insurance premiums and other charges, and Lender's legal fees, and all other actual, out-of-pocket expenses relating to the Release.
This Section 7.0 shall continue in effect and constitute a waiver only so long as (a) the conditions set forth in this Section 7.0 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 7.0 shall be null and void.

* * * * *
8.0    Leasing Parameters; Deemed Lease Approvals; Permitted Corporate Rentals.
8.1    Leasing Parameters. Notwithstanding anything in the Loan Instruments to the contrary, Lender shall permit Borrower to execute a Lease or Lease modification, including a Lease renewal, without Lender's prior written consent provided that:
(a)no Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure in writing or otherwise waived in writing;
(b)the Lease term or the term of the Lease modification or renewal, as applicable, is not more than twelve (12) years and is on the standard form lease approved by Lender with such commercially reasonable modifications and deviations as may be negotiated by Borrower and the applicable lessee (provided that there shall be no material modifications to the mortgagee protection provisions contained in such form lease);
(c)the Lease or the Lease modification or renewal, as applicable does not include any purchase option, right of first refusal or right of first offer with respect to a purchase of all or a portion of the Secured Property;
(d)the rent is at market terms, including, but not limited to, base rent, reimbursements and tenant improvement costs;
(e)the rent shall be not less than (i) $67 gross per square foot with respect to any Lease pertaining to the Office Parcel and (ii) $67 net per square foot with respect to any Lease pertaining to the Retail Parcel;
(f)the total rentable square footage of the Lease together with the total rentable square footage of any other Lease at the Secured Property to the applicable tenant and/or its affiliates, initially shall not be more than (i) 20,000 square feet with respect to any Lease pertaining to the Office Parcel and (ii) 4,000 square feet with respect to any Lease pertaining to the Retail Parcel;
(g)Lender receives a certified copy of the fully-executed Lease or the Lease modification or renewal, as applicable, within ten (10) Business Days of it being fully executed; and
(h)The Lease contains (i) an obligation for the lessee to automatically attorn to any successor owner following a foreclosure or deed in lieu thereof, which attornment may be conditioned upon an agreement by such successor owner not to disturb the lessee so long as the lessee is not in default under the Lease and (ii) the unilateral right for any mortgagee to subordinate the lien of its security instrument to the Lease.

8.2    Deemed Approval. For (1) all new Leases that require Lender’s approval and (2) renewals and modifications of existing Leases that require Lender's approval, if Lender fails to respond to Borrower's request for approval within five (5) Business Days of Lender's receipt of such request, followed by Lender's failure to respond within four (4) Business Days of a second request by Borrower, such failure shall be deemed to be Lender's approval of the document submitted by Borrower for approval. In order to be effective, such approval requests shall contain language in bold, capital letters advising Lender of the time period in which Lender is required to review such request and that Lender's failure to do so within such time period shall result in a deemed approval.
8.3    Permitted Corporate Rentals. Notwithstanding anything in the Loan Instruments to the contrary, Lender shall permit Borrower to enter into a Permitted Corporate Rental without Lender's prior written consent provided that:
(a)no Event of Default has occurred under any of the Loan Instruments, other than an Event of Default as to which Lender, in its sole discretion, has accepted a cure in writing or otherwise waived in writing;
(b)the Permitted Corporate Rental provides for apartment rentals on prevailing market rental rates and terms;
(c)Lender receives a certified copy of the fully-executed Lease providing for the Permitted Corporate Rental, within ten (10) Business Days of it being fully executed.
This Section 8.0 shall continue in effect and constitute a waiver only so long as (a) the conditions set forth in this Section 8.0 are satisfied and (b) the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If either of clauses (a) or (b) of the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 8.0 shall be null and void.
* * * * *
9.0    Change in Control. For the avoidance of doubt, so long Kilroy Realty, L.P. and Kilroy Realty Corporation continues to control, directly or indirectly, the management and operation of the Secured Property and Borrower, a change in control of Borrower shall not be deemed to have occurred under Section 1.11B(3) of the Mortgage.
This Section 9.0 shall continue in effect and constitute a waiver only so long as the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that the foregoing waiver is "personal" to the original Borrower of the Loan and shall not apply to any successor or assignee of such Borrower's interest in the Secured Property. If the immediately preceding sentence shall not be true and correct in any respect, then, at Lender's option, this Section 9.0 shall be null and void.

* * * * *

The waivers and consents set forth in this letter agreement extend only to the matters set forth herein and under the conditions and limitations stated herein, and such waivers and consents are not intended to affect the rights of Lender to exercise any power or right it may have under the Mortgage or any other Loan Instrument.
In the event of any conflict or inconsistency between the Loan Instruments and this letter agreement, this letter agreement shall govern and control as long as the Secured Property (or any portion thereof) has not been conveyed or transferred by Borrower, it being acknowledged and agreed that this letter agreement is personal to the original Borrower of the Loan.
Guarantor hereby ratifies the terms of this letter agreement and agrees that neither the waivers and consents granted herein, nor the exercise by Borrower of any rights pursuant to this letter agreement, shall affect the obligations of such Guarantor under any guaranty, indemnity or other document or agreement executed by such Guarantor in connection with the Loan.
This letter agreement shall be governed by the laws of the state in which the Premises is located.

Please acknowledge your receipt and agreement to the foregoing by signing a copy of this letter agreement in the space provided below and returning the signed copy to Lender.

Very truly yours,

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Paula H. Warren
Name:	Paula H. Warren
Title:	Corporate Vice President

Agreement to the foregoing
is hereby acknowledged as of
the 20th day of July, 2023.

BORROWER:

KR ONE PASEO RESIDENTIAL, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel

KR ONE PASEO RETAIL, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel

[Signatures continued on the following page]

KR ONE PASEO OFFICE, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel

GUARANTOR:

KILROY REALTY, L.P., a Delaware limited
partnership

By:	Kilroy Realty Corporation, a Maryland
corporation, its General Partner

	By:	/s/ Jon Taylor Friend
	Name:	Jon Taylor Friend
	Title:	SVP, Treasurer

	By:	/s/ Lauren N. Stadler
	Name:	Lauren N. Stadler
	Title:	SVP, Corporate Counsel

EXHIBIT A-1
LEGAL DESCRIPTION OF OFFICE PARCEL

PARCEL B (OFFICE):

PARCEL(S) 1 AND 2 OF PARCEL MAP NO. 21585, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

APN: 304-070-65 AND 304-070-066

    Exhibit A-1-1

EXHIBIT A-2
LEGAL DESCRIPTION OF RETAIL PARCEL

PARCEL C (RETAIL):

PARCEL 3 OF PARCEL MAP NO. 21585, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

APN: 304-070-67
    Exhibit A-2-1

EXHIBIT B
ALLOCATED LOAN AMOUNTS

	Address	Allocated Loan Amount
1	One Paseo Living 3200 Paseo Village Way	$210,000,000
2	One Paseo Office 12830 & 12860 El Camino Real	$120,000,000
3	One Paseo Retail 3725 Paseo Place	$45,000,000
Total		$375,000,000

Exhibit B-1